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                                                                    EXHIBIT 23.1
                              Consent of KPMG LLP
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The Board of Directors of Bradley Real Estate, Inc.:
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We consent to the use of our report dated January 28, 1998, relating to the consolidated balance sheets of Bradley Real Estate, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 1997 and related schedule, which report appears in the December 31, 1997 Annual Report on Form 10-K of Bradley Real Estate, Inc., our report dated April 9, 1998 related to the statement of revenues and certain expenses of Redford Plaza for the year ended December 31, 1997, our report dated May 7, 1998 related to the statement of revenues and certain expenses of Courtyard Shopping Center for the year ended December 31, 1997, our report dated May 7, 1998 related to the combined statement of revenues and certain expenses of Camelot Shopping Center and Plainview Village for the year ended December 31, 1997, our report dated May 29, 1998 related to the statement of revenues and certain expenses of Salem Consumer Square for the year ended December 31, 1997, our report dated May 29, 1998 related to the statement of revenues and certain expenses of Holiday Manor Shopping Center for the year ended December 31, 1997, our report dated June 1, 1998 related to the statement of revenues and certain expenses of Ellisville Square for the year ended
December 31, 1997, and our report dated September 2, 1998 related to the statement of revenues and certain expenses of Clock Tower Plaza for the year ended December 31, 1997, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                         /s/ KPMG LLP

Chicago, Illinois

February 19, 1999